SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
-------------------------------------------------------------------------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                       INFORMATION ARCHITECTS CORPORATION
                           (Exact Name of Registrant)

              ----------------------------------------------------
         North Carolina                               87-0399301
-------------------------------------------------------------------------------

(State or other jurisdiction of incorporation  (IRS Employer
           or organization)                   Identification No.)


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                          6500 NW 15TH AVE , Suite 300
                            FT. Lauderdale, FL 33309
              (Address and Zip Code of Principal Executive Offices)

                                 Wayne J. Thomas
                            4064 Colony Rd. Suite 100
                               Charlotte, NC 28201
                     (Name and Address of agent for service)

                        --------------------------------
        Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
 Title of securities  Amount to be Proposed maximum Proposed maximum Amount of
  to be registered     registered     offering         aggregate   registration
                                   price per share  offering price     fee
-------------------------------------------------------------------------------
Common               14,600,000       $0.28         $4,088,000       $519.18
-------------------------------------------------------------------------------

            PART I - INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

Item 1.  Plan Information

     This Prospectus is part of a Registration Statement which registered an aggregate 14,600,000 shares of no par value, common stock, of Information Architects Corporation (the "Company") which may be issued as set forth herein to the following named persons:

        NAME                                               NUMBER OF SHARES
        ----                                               ----------------

        Michael Weinstein                                    300,000
        Roland Breton                                      5,000,000
        William Craig                                      2,350,000
        Marvin Winick                                        100,000
        Ronald Lifton                                      3,500,000
        Mark Graham                                        1,500,000
        Ian Buchanan                                       1,850,000

     On February 5, 2003, an Agreement  was entered into with Michael  Weinstein
(collectively, the "Consultants") pursuant to a consulting agreement (collectively, the "Consulting Agreements") for consulting services. On October 3, 2003, Agreements were entered into with Ronald Lifton, Roland Breton, William Craig, and Marvin Winick (collectively, the "Consultants") pursuant to consulting agreements (collectively, the "Consulting Agreements") for consulting services. On February 5, 2004, Agreements were entered into with Mark Graham and Ian Buchanan (collectively, the "Consultants") pursuant to consulting agreements (collectively, the "Consulting Agreements") for consulting services. The Company has been advised by Consultant that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. Consultants and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

===============================================================================
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
===============================================================================

     This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.

Item 2.  Registration Information and Employee Plan Annual Information

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH SUCH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED IN ITEM 3, PART II OF THIS REGISTRATION STATEMENT, OTHER THAN EXHBITIS TO SUCH DOCUMENTS. REQUEST SHOULD BE ADDRESSED TO MICHAEL L. WEINSTEIN, 6500 NW 15TH AVE, SUITE 300 FT LAUDERDALE, FL 33309 (954) 545-8181.

          PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The Company has filed the following documents with the Securities and Exchange Commission:

(a) Annual Report on Form 10KSB filed May 9, 2003

(b) Current Report on Form 8-K filed September 22, 2003; Current Report on Form 8-K filed August 21, 2003; Current Report on Form 8-K filed June 16, 2003; Current Report on Form 8-K filed May 5, 2003; Current Report on Form 8-K filed April 22, 2003; Quarterly Report on Form 10-QSB filed December 4, 2003; Quarterly Report on Form 10-QSB filed August 19, 2003 and Amended August 21, 2003; Quarterly Report on Form 10-QSB filed May 20, 2003

     All Documents filed by the Company pursuant to section 13, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offer3ed have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in an other subsequently filed document which also is incorporate or deemed to be incorporated by reference herein modified or superceded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company's Common Stock trades on the OTC Bulletin Board under the symbol IACH.

Item 4.  Description of Securities

     The Company's is authorized to issue 50,000,000 shares of Common Stock, par value $.001, and 1,000,000 shares of Preferred Stock, par value $.001. The presently outstanding shares of Common and Preferred Stock are fully paid and non-assessable.

COMMON STOCK
     As of September 30, 2003, approximately 27,156,089 shares of Common Stock were issued and outstanding.

PREFERRED STOCK
     As of September 30, 2003, approximately 290,850 shares of Preferred Stock were issued and outstanding.

VOTING RIGHTS.
     Holders of Shares are entitled to cast one vote for each share held of record at all shareholders meetings for all purposes.

DIVIDEND RIGHTS.
     There are currently no limitations or restrictions upon the rights of the Board of Directors to declare dividends, and may pay dividends on shares of stock in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the North Carolina Statutes. We have not paid dividends to date, and we do not anticipate that we will pay any dividends in the foreseeable future.

LIQUIDATION RIGHTS
     Upon liquidation or dissolution, each outstanding Common Share will be entitled to share equally in the Company's assets legally available for distribution to shareholders after the payment of all debts and other liabilities

PREEMPTIVE RIGHTS.
     Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares or stock of the Corporation of any class now or hereafter authorized, or nay securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

DISSENTERS' RIGHTS
     Under current North Carolina law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.


Item 5.  Interest of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

     Our Bylaws provide for indemnification of each person who is or was a director and officer of the corporation to the fullest extent permitted or authorized by current or future legislation or judicial or administrative decision in North Carolina against all fines, liabilities, costs and expenses, including attorneys' fees, arising out of his or her status as a director, officer, agent, employee or representative.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

Not applicable.


Item 8.  Exhibits

The following documents are filed as Exhibits to this Registration Statement:

          Exhibit No.                                Document Title
          -----------                                --------------
          5                       Opinion Regarding Legality
          23.1                    Consent of Accountant
          23.2                    Consent of Attorney (Including in Exhibit 5)
          99.1                    Consulting Agreement dated February 5, 2003
          99.2                    Consulting Agreement dated October 3, 2003
          99.3                    Consulting Agreement dated October 3, 2003
          99.4                    Consulting Agreement dated October 3, 2003
          99.5                    Consulting Agreement dated October 3, 2003
          99.6                    Consulting Agreement dated February 5, 2004
          99.7                    Consulting Agreement dated February 5, 2004

-------------------------------------------------------------------------------
Item 9.  Undertakings

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that t claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized at Ft Lauderdale, FL on this 25th day of March 2004.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated.

INFORMATION ARCHITECTS CORPORATION


c/c  M Weinstein
-------------------------
Michael L. Weinstein, CEO

                                PARSONS LAW FIRM
                                ATTORNEYS AT LAW
                            SUITE 2070 SKYLINE TOWER
                               10900 NE 4th STREET
                           BELLEVUE, WASHINGTON 98004
                        (425) 451-8036 FAX (425) 451-8568
James B. Parsons*   e-mail firm-info@parsonslaw.biz *Also admitted in Oregon and
jparsons@parsonslaw.biz                             the Northern Mariana Islands
Robert J. Burnett**                                    **LL.M. in Taxation
rburnett@parsonslaw.biz


March 15, 2004

Board of Directors
Information Architects Corporation
Lutz, Florida

Re:      S-8 Issuance Opinion

To Whom it May Concern:

     In my capacity as counsel for Information Architects Corporation ("IAC"), I have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 14,600,000 shares of common stock pursuant to the Consulting Agreements as set out and described in the Company's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"). I have also participated in the preparation of the Registration Statement.

     Based upon the foregoing and upon my examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as I have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied me by the Company, having regard for the legal considerations which I deem relevant, I opine that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of North Carolina;

     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of North Carolina with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

     (3) After all consents have been duly filed, the maximum of 7,500,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable.

     I hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to my firm in the Registration Statement.

     Please contact me with any questions in this regard.

Information Architects Corporation
March 30, 2004
Page 2 of 2







Very truly yours,

PARSONS LAW FIRM

s/s James Parson
-----------------------
James B. Parsons
JBP/aqs

                                                      Exhibit 99.1


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 5th day of February 2003 is by and amongst Information Architects Corporation (the "Company") and Michael Weinstein (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of THREE HUNDRED THOUSAND (300,000) shares of the Company's common stock.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

         CONSULTANT:                               COMPANY:
         Michael Weinstein                Information Architects Corporation

    s/s Michael Weinstein                       s/s Michael Weinstein
  -----------------------------           ----------------------------------
      Michael Weinstein                         Michael L. Weinstein, CEO

                                                      Exhibit 99.2


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 3rd day of
October  2003  is  by  and  amongst  Information   Architects  Corporation  (the
"Company") and Dynamic Imaging Corp. Roland Breton (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of FIVE MILLION (5,000,000) shares of the Company's common stock. In addition 2,000,000 options @ $.50, 1,000,000 options @ $1.00 and 1,000,000 options @ $1.50 to be issued within this S-8.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

         CONSULTANT:                                          COMPANY:
         Dynamic Imaging Corp.
         Roland Breton                       Information Architects Corporation

    s/s Roland Breton                            s/s Michael Weinstein
  -----------------------------           ----------------------------------
       Roland Breton                          Michael L. Weinstein, CEO

                                                          Exhibit 99.3


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 3rd day of
October  2003  is  by  and  amongst  Information   Architects  Corporation  (the
"Company") and William Craig (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of TWO MILLION THREE HUNDRED FIFTY (2,350,000)shares of the Company's common stock. In addition 2,000,000 options @ $.50, 1,000,000 options @ $1.00 and 1,000,000 options @ $1.50 to be issued within this S-8.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

         CONSULTANT:                                          COMPANY:
        William Craig                       Information Architects Corporation

    s/s   William Craig                          s/s Michael Weinstein
  -----------------------------           ----------------------------------
        William Craig                          Michael L. Weinstein, CEO

                                                          Exhibit 99.4


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 3rd day of
October  2003  is  by  and  amongst  Information   Architects  Corporation  (the
"Company") and Marvin Winick (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of ONE HUNDRED THOUSAND (100,000)shares of the Company's common stock.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

         CONSULTANT:                                          COMPANY:
        Marvin Winick                       Information Architects Corporation

    s/s   Marvin Winick                          s/s Michael Weinstein
  -----------------------------           ----------------------------------
        Marvin Winick                          Michael L. Weinstein, CEO

                                                          Exhibit 99.5


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 3rd day of
October  2003  is  by  and  amongst  Information   Architects  Corporation  (the
"Company") and TRI HOLDINGS INC., Ronald Lifton (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of THREE MILLION FIVE HUNDRED THOUSAND (3,500,000)shares of the Company's common stock.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

        CONSULTANT:                               COMPANY:
        TRI HOLDINGS INC.
        Ronald Lifton                       Information Architects Corporation

    s/s   Ronald Lifton                          s/s Michael Weinstein
  -----------------------------           ----------------------------------
        Ronald Lifton                          Michael L. Weinstein, CEO

                                                          Exhibit 99.6


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 5th day of February 2004 is by and amongst Information Architects Corporation (the "Company") and GREENTECH Mark Graham (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000)shares of the Company's common stock.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

        CONSULTANT:                               COMPANY:
        GREENTECH
        Mark Graham                       Information Architects Corporation

    s/s   Mark Graham                          s/s Michael Weinstein
  -----------------------------           ----------------------------------
        Mark Graham                           Michael L. Weinstein, CEO

                                                          Exhibit 99.7


                              Consulting Agreement


     This Consulting Agreement (the "Agreement") is entered into this 5th day of February 2004 is by and amongst Information Architects Corporation (the "Company") and SecurityXchange Ian Buchanan (the "Consultant").

     WHEREAS,   the  Consultant  is  skilled  in  corporate  financial  matters, financial strategic planning and management consulting; and

     WHEREAS, the Company desires to engage the Consultant to assist the Company in it's efforts to improve operational efficiencies, assist with the marketing efforts, develop a strategic plan of operations and assist in streamlining accounting operations;

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

     1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement.

     2. Consultant shall provide the Company with ongoing consulting services in the area of accounting, marketing, strategic planning and organizational efficiencies. Consultant shall meet with the Company's Officers and the Board of Directors and report upon his endeavors. Consultant shall provide these services on an as needed basis but in no event less frequently than at least three days per week unless advised to the contrary by the Company. Said services to be provided either at the Company's principal place of business or the address of the Consultant depending upon the nature and type of services provided.

     3. In order to assist the Consultant with his duties, the Company will provide the Consultant with such information, as may be required by Consultant. The Company will make available to Consultant copies of all reports filed with the Securities and Exchange Commission, copies of financial reports and projections, strategic plans and such other reports as may be necessary in order for the Consultant to carry out Consultant's responsibilities.

     4. This Agreement shall be for a term commencing on the date of execution by the last signatory and continuing until December 31, 2004.

     5. In consideration of the services to be provided, the Consultant shall receive a fee of ONE MILLION EIGHT HUNDRED AND FIFTY THOUSAND (1,850,000)shares of the Company's common stock.

     6. The Company will register these shares pursuant to a registration statement on Form S-8.

     7. During the term of this Agreement, each party may have access to trade secrets, know how, formulae, customer and price lists, all of which are valuable, special, proprietary and unique assets of each. The parties agree that all knowledge and information which each other shall acquire during the term of the Agreement shall be held in trust and in a fiduciary capacity for the sole benefit of the other party, it's successors and assigns, and each agrees not to publish or divulge either during the term of this Agreement or subsequent thereto, knowledge of any technical or confidential information acquired during the term of this Agreement.

     At the termination of this Agreement, or at any other time, either party may request the other party to deliver to the other, without retaining any copies, notes or excerpts thereof, all memoranda, diaries, notes, records, plans, specifications, formulae or other documents relating, directly or indirectly, to any confidential information made or compiled by, or delivered or made available to or otherwise obtained by the respective parties. However, the foregoing provision shall not prohibit the Consultant from engaging in any work at any time following his termination of this Agreement that does not conflict with the terms of this Agreement.

     8. This Agreement may be terminated for "Proper Cause" prior to the expiration of its stated term in the sole and absolute discretion of either party. As used in the Agreement "Proper Clause" shall be limited to:

     Conviction of Civil or Criminal Fraud or a Felony. Such termination shall not prejudice any other remedy to which either party may be entitled either at law, in equity or under this Agreement.

     9. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.

     10. The Agreement shall be governed by and interpreted pursuant to the laws of the state of Nevada by entering into this Agreement, the parties agree to the jurisdiction of the Nevada courts with the venue in Nevada. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.

     11. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

     12. Nothing contained herein shall be construed as creating a joint venture or partnership arrangement between Consultant and the Company.

     IN WITNESS WHEREOF, the parties hereto have subscribed their hands and seals the day and year first above written.

        CONSULTANT:                               COMPANY:
        GREENTECH
        Mark Graham                       Information Architects Corporation

    s/s   Mark Graham                          s/s Michael Weinstein
  -----------------------------           ----------------------------------
        Mark Graham                           Michael L. Weinstein, CEO